SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 16, 2004

LORAL SPACE & COMMUNICATIONS LTD.

(Exact name of registrant as specified in its charter)

Islands of Bermuda	1-14180	13-3867424

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number
c/o Loral SpaceCom Corporation
	600 Third Avenue, New York, New York	10016

	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 697-1105

Item 5. Other Events.
Item 7.Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
COMP OF DEFICIENCY OF EARNINGS TO COVER FIXED CHRG
LIST OF SUBSIDIARIES OF THE REGISTRANT

          On July 15, 2003, Loral Space & Communications Ltd. and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code in the United States District Court for the Southern District of New York and parallel insolvency proceedings in the Supreme Court of Bermuda in which certain partners of KPMG were appointed as joint provisional liquidators.

Item 5. Other Events.

          On or about January 16, 2004, the Registrant discovered that, due to a processing error on conversion to EDGAR by the Registrant’s filing agent, the Registrant’s Annual Report on Form 10-K for the Year Ended December 31, 2002 that was filed on March 31, 2003 inadvertently did not contain certain exhibits that the Registrant had submitted to the filing agent for filing via EDGAR. These exhibits are Exhibit 12 (Computation of Deficiency of Earnings to Cover Fixed Charges), Exhibit 21 (List of Subsidiaries of the Registrant) and Exhibits 23.1 and 23.2 (Consents of Experts and Counsel).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits.

Exhibit 12	Computation of Deficiency of Earnings to Cover Fixed Charges

Exhibit 21	Subsidiaries of the Registrant

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Ltd.

	By:	/s/ Richard Townsend

	Name:	Richard Townsend
	Title:	Executive Vice President and Chief Financial Officer
Date: February 10, 2004

EXHIBIT INDEX

Exhibit	Description

Exhibit 12	Computation of Deficiency of Earnings to Cover Fixed Charges

Exhibit 21	Subsidiaries of the Registrant